EXHIBIT (a)(v)
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL ISSUED AND OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO, S.A.B. DE C.V.
FOR
PS.81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
October 6, 2022
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Securities Intermediaries:
We have been engaged by Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Purchaser”) and owned and controlled by the members of the Robinson Bours Family, to act as Information Agent (the “Information Agent”) in connection with the offer to purchase (the “U.S. Offer”) any and all issued and outstanding (i) Series B shares, without par value (the “Series B Shares”) of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of United Mexican States (the “Company”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), from all holders, wherever located, in each case other than any Shares owned directly or indirectly by the Robinson Bours Family and/or its affiliates, Ps.81.66 in cash per Series B Share and Ps.979.92 in cash per ADS (together, the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase, dated October 6, 2022 (the “U.S. Offer to Purchase”) and in the related ADS Letter of Transmittal. In addition, Purchaser is making a concurrent all cash tender offer directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer”). Non-U.S. holders will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the U.S. Offer Price, payable in Mexican pesos under the terms described in the offering documents relating to the Mexican Offer.
In addition, Innisfree M&A Incorporated, the information agent for the U.S. Offer (the “Information Agent”), can help answer your questions, and may be contacted toll free according to the contact information detailed at the end of this form or the back cover of the U.S. Offer to Purchase.
All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
Please furnish copies of the following enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your securities intermediary:
1.
the U.S. Offer to Purchase;

2.
a printed form of letter to clients for whose accounts you hold ADSs registered in your name or in the name of your securities intermediary, with space provided for obtaining such clients’ instructions with regard to the Offer;

3.
the ADS Letter of Transmittal, for information purposes; and

4.
a Notice of Guaranteed Delivery, to be used by your clients to accept the Offer if the procedures set forth in the Offer to Purchase to tender ADSs cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:
1.
The Offer commenced on October 6, 2022 and will expire at 5:00 p.m., New York City time, on November 4, 2022, unless extended or earlier terminated.

2.
The Offer is subject to the satisfaction or waiver of the conditions described in The U.S. Offer — Section 11 — “Conditions to the U.S. Offer” of the Offer to Purchase.

3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Dealer Manager) in connection with the solicitation of tenders of ADSs or Series B Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other securities intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws, Citibank, N.A. (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer.

5.
To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the Offer to Purchase as soon as possible and in any event before 5:00 p.m., New York City time, on the Expiration Date, unless the Offer is extended.

a.
In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the Offer, the ADSs must be tendered by the holder’s securities intermediary before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company and (ii) an Agent’s Message (as described in the Offer to Purchase) before 5:00 p.m., New York City time, on the Expiration Date.

b.
Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 5:00 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the Offer to Purchase.

6.
Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the Offer or any delay in making payment for the ADSs.

7.
A holder of ADSs tendering ADSs in the Offer will not bear any cancellation fees payable to the Depositary.

8.
As of the date of the Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the Offer.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DESIGNATE YOU, THE INFORMATION AGENT, THE TENDER AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. Additional copies of this U.S. Offer to Purchase, the ADS Letter of Transmittal and other related materials may be obtained from the Information Agent or on the website maintained by the SEC at www.sec.gov. Holders of Shares also may contact their broker, dealer, commercial bank, trust company or other nominee for copies of these documents.
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders May Call Toll-Free:
1 (877) 687-1871 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The Dealer Manager for the U.S. Offer is:
Citigroup